UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2012
_____________________

RESPONSE BIOMEDICAL CORP.
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, the board of directors, or the Board, of Response Biomedical Corp., or the Company, approved the appointment of Jeffrey L. Purvin to the Board and named him the Company’s chief executive officer. Under the previously disclosed employment agreement signed on April 10, 2012, or the Agreement, Mr. Purvin will be paid an annual salary in the amount of $369,000 and be eligible to participate in the Company’s short-term incentive plan with a target incentive bonus up to 40% of base compensation annually.  In addition, the Agreement provides for the grant of 6,000,000 shares of the Company’s common stock under the Company’s 2008 Stock Option Plan, subject to approval by the Board.  The Agreement also provides relocation assistance up to $59,000 to allow Mr. Purvin to relocate his primary residence to the Vancouver area.  The Agreement will continue in force until the termination of Mr. Purvin’s employment, in such manner as outlined under the terms of the Agreement.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Also effective July 25, 2012, Peter. A. Thompson, M.D., the Company’s interim chief executive officer, resigned from that position, but remains with the Company as chairman of the Board.

Mr. Purvin, age 60, has over 30 years of experience marketing both consumer and medical products. From November 2006 to December 2011, he was the chairman and chief executive officer of Calibra Medical, Inc., a then privately-held developer of medical devices and technologies in the diabetes sector.  During his tenure, Calibra was sold to Johnson and Johnson, a publicly-held corporation. Prior to Calibra, from January 2004 to July 2006, Mr. Purvin was chairman and chief executive officer of Metrika, Inc., also a then privately-held company that manufactured and marketed a meter-based diabetes monitoring system.  During his tenure Metrika was sold to Bayer Diabetes Care, a division of Bayer HealthCare LLC.  Prior to joining Metrika, from January 2001 to December 2003, Mr. Purvin was a divisional president at Datascope Corporation (a public company, later acquired by Maquet GmbH and Co. KG) which developed, manufactured, and marketed products for clinical health care markets in interventional cardiology and radiology, cardiovascular and vascular surgery, and critical care.  Mr. Purvin previously served as vice president, general manager, in GlaxoSmithKline’s $4 billion Consumer Healthcare division where he marketed scores of well-known, highly advertised consumer packaged goods. Mr. Purvin began his career at Bristol-Myers Squibb, where he marketed pharmaceuticals and consumer products to both physicians and consumers.  Mr. Purvin’s experience in new product development, new and established product marketing, mergers and acquisitions and low cost of goods sold manufacturing is a valuable addition to the Board.

Mr. Purvin is a member of the board of directors at Cardica, Inc., a publicly-held corporation.  Cardica markets a unique coronary bypass anastomosis connection device to surgeons, worldwide, and is currently developing a unique, multi-firing surgical stapler line. Mr. Purvin is chair of Cardica’s compensation committee and is a member of its audit and finance committees.  Mr. Purvin holds a B.A. from Brown University and an M.B.A from The Wharton School, University of Pennsylvania.

Item 8.01.	Other Events.

On July 25, 2012, the Board appointed Tim Shannon as the Company’s Senior Vice President, World Wide Sales and Marketing, with an effective date of July 25, 2012.

Mr. Shannon, age 47, has 25 years of experience in sales and marketing of medical devices and services.  He has held senior management positions at successful companies ranging in size and stage from Fortune 50 to pre-commercialization start-up endeavors.

From December 2010 to July 2012, Mr. Shannon served as Vice President, Vascular, at Teleflex, Inc. a publicly-held corporation that is a provider of medical technology products.  At Teleflex, Mr. Shannon was responsible for the management of its $225 million vascular access portfolio and successfully led key strategic initiatives.  From December 2009 to December 2010, Mr. Shannon was Vice President of Worldwide Sales and Marketing at Svelte Medical Systems, Inc., a privately-held company developing balloon expandable stents and novel stent technology.  Prior to joining Svelte, Mr. Shannon served from January 2008 to December 2009 as President of Mentice, Inc., a privately-held provider of vascular simulation solutions.  From January 2007 to January 2008, Mr. Shannon was Director of Sales, Southeastern United States at GE Healthcare Worldwide, a subsidiary of the General Electric Company, a publicly-held corporation.  Mr. Shannon holds a Bachelor’s degree in Marketing from the University of Central Florida.

A copy of the press release announcing Mr. Shannon’s appointment as Senior Vice President, World Wide Sales and Marketing, is attached as Exhibit 99.2 to this Current Report on Form 8-K.  Pursuant to his employment agreement with the Company, Mr. Shannon will be paid an annual base salary of $245,000.  In addition, Mr. Shannon is eligible to participate in the Company’s short-term incentive plan with a target incentive bonus of up to 50% of base compensation annually.  The specific details of Mr. Shannon’s bonus will be conditioned upon the achievement of certain corporate and personal goals. Mr. Shannon’s employment agreement will continue in force until the termination of Mr. Shannon’s employment as outlined in the agreement.  The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.2.

Mr. Shannon’s employment agreement also provides relocation assistance up to $59,000 to allow Mr. Shannon to relocate his primary residence to the Vancouver area.  Mr. Shannon is also eligible to receive stock options to purchase 800,000 shares of the Company’s common stock subject to the approval of the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated April 10, 2012, by and between Response Biomedical Corp. and Jeffrey L. Purvin.

10.2	Employment Agreement, dated July 2, 2012, by and between Response Biomedical Corp. and Tim Shannon.

99.1	Press release of Response Biomedical Corp. dated July 25, 2012

99.2	Press release of Response Biomedical Corp. dated July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/Richard A. Canote
Richard A. Canote Chief Financial Officer

Date:  July 27, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated April 10, 2012, by and between Response Biomedical Corp. and Jeffrey L. Purvin.

10.2	Employment Agreement, dated July 2, 2012, by and between Response Biomedical Corp. and Tim Shannon.

99.1	Press release of Response Biomedical Corp. dated July 25, 2012

99.2	Press release of Response Biomedical Corp. dated July 26, 2012